Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW ACQUIRES MANUFACTURER
OF RV FURNITURE AND RELATED PRODUCTS

White Plains, New York - July 1, 2008 - Drew Industries Incorporated (NYSE: DW) today reported that its wholly owned subsidiary, Lippert Components, Inc. (“LCI”), completed the previously announced acquisition of the assets and business of Goshen, Indiana-based Seating Technology, Inc. and its affiliated companies (“Seating Technology”). The purchase price of $28.4 million was funded from available cash.

Seating Technology manufactures a wide variety of products primarily for towable RVs, including folding sofas for toy hauler RVs, a full line of upholstered furniture, mattresses, decorative pillows, wood-backed valences and quilted soft good products. This acquisition adds an entirely new product line for Drew.

Seating Technology’s sales for 2007 were approximately $40 million, reflecting significant growth from its $11 million in sales in 2003. “We look to Seating Technology to continue to gain market share, despite the difficult conditions in the RV industry,” said Leigh J. Abrams, Drew’s CEO. Drew expects the acquisition of Seating Technology to be immediately accretive to earnings.

Rick Finnigan, majority owner of the Seating Technology companies, entered into a three-year consulting contract, while Joel DeVries, Vice President of Seating Technology entered into a three-year employment contract. DeVries will be responsible for Seating Technology’s day-to-day operations, and will report to Jason Lippert, LCI’s President and CEO.

“With these new product lines, we expect to leverage our extensive marketing and distribution capabilities to our existing customers, many of whom Seating Technology does not presently sell to,” said Jason Lippert. “Seating Technology currently operates from five factories, which LCI has leased, and is currently solely a Midwest supplier to the towable RV industry. LCI will determine the viability of using its nationwide factory network to expand the territorial reach of Seating Technology’s manufacturing and marketing capabilities. In addition, we also plan to explore other markets, such as RV motorhomes, and the manufactured housing and marine industries, in which Seating Technology products may have a potential market.”

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 36 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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